                                                                   Exhibit 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
  Bank of Boston Corporation


We consent to the incorporation by reference, in the registration statement of Bank of Boston Corporation on Form S-4, of our report dated January 19, 1995, on our audits of the consolidated financial statements of Bank of Boston Corporation as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, included in the Corporation's 1994 Annual Report to Stockholders filed as Exhibit 13 to the Corporation's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 7, 1996